UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 7, 2022

Progress Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40027	85-3303412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Winthrop Square Penthouse

Boston, MA 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 401-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	PGRWU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	PGRW	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock for an exercise price of $11.50	PGRWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2022, Progress Acquisition Corp. (the “Company”) issued a promissory note (the “Note”) in the principal amount of up to $850,000 to Isos Sponsor III LLC (the “Sponsor Member”), which as disclosed in the Company’s Form 8-K filed on August 1, 2022, was admitted as a member of Progress Capital I, LLC (the “Sponsor). The Note was issued in connection with advances the Sponsor Member may make in the future, to the Company for working capital expenses. The Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial business combination and (ii) the date that the winding up of the Company is effective. At the election of the Sponsor Member, all or a portion of the unpaid principal amount of the Note may be converted into the number of warrants, at a price of $1.00 per warrant (the “Conversion Warrants”). The Conversion Warrants are identical to the warrants issued by the Company to the Sponsor in a private placement in connection with the Company’s initial public offering. The Conversion Warrants and their underlying securities are entitled to the registration rights set forth in the Note.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 7, 2022, David Arslanian resigned as Chief Executive Officer of the Company and was replaced by George Barrios and Michelle Wilson, who were appointed as Co-Chief Executive Officers of the Company. Mr. Arslanian’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Arslanian will continue to serve as a President of the Company. In connection with their appointment as Co-Chief Executive Officers, Mr. Barrios and Ms. Wilson each vacated their prior position as a President of the Company. Biographical information for Mr. Barrios and Ms. Wilson is available in the Company’s Form 8-K filed on August 1, 2022, such information being incorporated herein by reference.

Effective December 7, 2022, Richard Gallagher resigned as Chief Financial Officer of the Company and was replaced by Winston Meade. Mr. Gallagher’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Biographical information for Mr. Meade is available in the Company’s Form 8-K filed on August 1, 2022, such information being incorporated herein by reference. In connection with his appointment as Chief Financial Officer, Mr. Meade has vacated his prior position as the Company’s Chief Strategy Officer.

Effective December 7, 2022, Sanjay Puri resigned as a director of the Company and, in accordance with the Company’s governing documents, the vacancy created by his resignation was filled by Mr. Barrios, with the unanimous approval of the remaining directors. Mr. Puri’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01. Other Events

In connection with the issuance of the Note, on December 7, 2022, the Company drew-down $50,000 and requested the Sponsor Member deposit such amount in the Company’s trust account, such amount being used to fund an extension of the date by which the Company is required to complete its initial business combination from December 8, 2022, to January 8, 2023. It is currently anticipated that the Sponsor Member (or its designee) will fund future extensions until the earlier of completion of the Company’s initial business combination and May 8, 2023 (and accordingly, the Company does not contemplate announcing each extension), although there can be no assurances that it, the Sponsor, and/or any other person will elect to do so. In the event that prior to completion of the Company’s initial business combination, an extension is not funded in accordance with the terms of the Company’s governing documents, the Company will announce its intention to liquidate through a press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note dated December 7, 2022
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2022

PROGRESS ACQUISITION CORP.

By:	/s/ Winston Meade
	Name:	Winston Meade
	Title:	Chief Financial Officer

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